Exhibit 10.19

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made and entered into on and as of July 22, 2011, by and between MOSYS, INC., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (the “Stockholders”).

RECITALS

A.            The Company has adopted a Rights Agreement, effective as of November 10, 2010 (the “Rights Agreement”), pursuant to which, among other things, the Company declared a dividend of one preferred stock purchase right for each outstanding share of the Company’s common stock, par value $0.01 per share (“Common Stock”).

B.            The Rights Agreement operates by potentially imposing materially adverse financial consequences upon any person or group which is deemed to beneficially own 15% or more of the outstanding shares of Common Stock (any such person or group is defined for purposes of the Rights Agreement as an “Acquiring Person,” subject to specified exceptions) without approval of the Company’s Board of Directors (the “Board”).

C.            Because certain of the Stockholders have the right to vote or dispose of the shares of Common Stock held by other Stockholders, these Stockholders can be deemed to beneficially own the shares of Common Stock held by all of the Stockholders for purposes of the Rights Agreement.

D.            Although the Stockholders currently collectively beneficially own less than 15% of the outstanding shares of Common Stock, they may wish to increase their ownership of the Common Stock at any time after the date hereof and could, therefore, be deemed at such time to become an Acquiring Person for purposes of the Rights Agreement.

E.             As a material inducement to cause the Company to adopt an amendment to the Rights Agreement to expressly exclude the Stockholders from the definition of Acquiring Person under certain circumstances, the Stockholders are agreeing to enter into this Agreement with the Company pursuant to which the Stockholders will collectively agree to vote certain shares of Common Stock beneficially owned by them in the manner recommended by the Board and not to acquire beneficial ownership of more than 19.99% of the outstanding shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

In consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.             DEFINITIONS.

1.1          For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1.

1.1.1       The term “Affiliate” shall mean, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

1.1.2       The term “Associate” when used to indicate a relationship with any specified person, means (a) any corporation or organization (other than the Company or a majority-owned Subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (other than as a result of a portfolio investment through a pooled investment vehicle), (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Company or any of its parents or Subsidiaries.    Notwithstanding the foregoing, a corporation or organization in which a pooled investment vehicle (within the meaning of Rule 206(4)-8(b) under the Investment Advisers Act of 1940, as amended) has made a portfolio investment shall not be deemed to be an Associate of the pooled investment vehicle solely by virtue of the pooled investment vehicle’s beneficial ownership of 10% or more of any class of equity securities of the corporation or organization, provided the pooled investment vehicle does not control (within the meaning of Exchange Act Rule 12b-2) the corporation or organization.

1.1.3       The term “beneficially own” shall have the meaning given to such term in Section 1(d) of the Rights Agreement.

1.1.4       The term “Company Acquisition Transaction” means (i) the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of a tender or exchange offer by a third party for at least 14.99% of the then outstanding capital stock of the Company or any direct or indirect Subsidiary of the Company, (ii) the commencement by a third party of a proxy solicitation with respect to the election of any directors of the Company or with respect to any transaction under clauses (iii) or (iv) of this Section 1.1.4, (iii) any sale, license, lease, exchange, transfer, disposition or acquisition of any portion of the business or assets of the Company or any direct or indirect Subsidiary of the Company (other than in the ordinary course of business), provided that any issuance by the Company of its own securities shall not be deemed a Company Acquisition Transaction, or (iv) any merger, consolidation, business combination, share exchange, reorganization, recapitalization, restructuring, liquidation, dissolution or similar transaction or series of related transactions involving the Company or any direct or indirect Subsidiary of the Company.

1.1.5       The term “DTC” means the Depository Trust Company.

1.1.6       The term “DTC Participant” means a Person that is entitled to deposit securities with DTC in the capacity of a “participant” pursuant to DTC’s governing documents.

1.1.7       The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.1.8       The term “SEC” means the Securities and Exchange Commission.

1.1.9       The term “Shares” shall mean all issued and outstanding shares of Common Stock that the Stockholders or any of their Affiliates or Associates are collectively deemed to beneficially own or over which the Stockholders or any of their Affiliates or Associates exercise sole or shared voting power (through any agreement, contract, understanding or otherwise).  The Stockholders agree that any shares of Common Stock that any of them or their Affiliates or Associates purchase or that any of them or their Affiliates or Associates are deemed to beneficially own after the date of this Agreement and before the termination of this Agreement pursuant to Section 6 shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof. Whether any of the Stockholders or any of their Affiliates or Associates are deemed to beneficially own shares of Common Stock for purposes of this Section 1.1.9 shall be made by the Board in its sole discretion in the context of the terms of the Rights Agreement (as such may be amended from time to time).

1.1.10     The term “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

1.1.11     The term “Voting Shares” shall mean any Shares which, as of any particular date after the date of this Agreement and before the termination of this Agreement pursuant to Section 6, the Stockholders and any of their Affiliates or Associates have (or would have but for this Agreement) the power to vote or to direct the vote and are deemed to beneficially own that are greater than the amount of Shares equal to 14.99% of the outstanding shares of Common Stock on such date. For example, if the Company has outstanding 100,000,000 shares of Common Stock as of a particular date and the Stockholders (together with their Affiliates and Associates) are collectively deemed to beneficially own 25,000,000 shares as of that date, then the Voting Shares would equal 10,010,000 shares (25,000,000 — (100,000,000 x 14.99%) = 10,010,000) as of that date.

2.             VOTING OF SHARES.

2.1          Agreement to Vote Shares.  Each Stockholder hereby covenants and agrees, jointly and severally, that, if at any time after the date hereof any Stockholder beneficially owns any Voting Shares, until this Agreement terminates pursuant to Section 6, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, the Stockholder shall (a) cause any and all Voting Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote (or cause to be voted) any and all Voting Shares in accordance with the recommendations of, or instructions provided by, the Board. Each Stockholder hereby further agrees not to enter into any agreement or understanding with any person or entity the effect of which would be materially inconsistent with or violative of any provision contained in this Section 2.1.

2.2          Irrevocable Proxy.  Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (the “Proxy”), duly executed by Goldman Sachs & Co. (“Artis Broker”) and by such Stockholder, which shall be irrevocable to the fullest extent permissible by law, with respect to the Voting Shares beneficially owned by such Stockholder, subject to the other terms of this Agreement. The Proxyholders (as defined in the Proxy) shall be entitled to exercise the rights granted to them in the Proxy in order to vote the Voting Shares in the event and to the extent that the Stockholders fail to cause the Voting Shares to be voted in accordance with Section 2.1.  If the Artis Broker refuses, upon request, to execute the Proxy in the form attached as Exhibit A, each Stockholder agrees to register the Voting Shares in the name of such Stockholder and to execute and deliver the Proxy to the Company.

2.3          Adjustments Upon Changes in Capitalization.  In the event of any change in the number of issued and outstanding Shares by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Shares), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares of capital stock into which or for which any or all of the Shares may be changed or exchanged.

3.             ADDITIONAL COVENANTS OF THE STOCKHOLDERS.

3.1          Standstill.

3.1.1       Unless and until this Agreement is terminated pursuant to Section 6, but only during such period(s) as the Stockholders, together with their Affiliates and Associates, beneficially own any Voting Shares, none of the Stockholders will, in any manner, directly or indirectly (except (x) pursuant to a negotiated transaction approved by the Board or (y) as may otherwise be approved by the Board), take or permit any of its Affiliates or Associates to take any of the following actions:

(a)           make, effect, initiate, cause or participate in:

(i)                                   any acquisition of beneficial ownership of any securities of the Company or any securities of any Subsidiary or other Affiliate or Associate of the Company;

(ii)                                any Company Acquisition Transaction (including by tendering shares in a tender offer that constitutes a Company Acquisition Transaction); or

(iii)                             any “solicitation” of “proxies” (as those terms are defined in Rule 14a-1 under the Exchange Act) or consents with respect to any securities of the Company;

provided that (1) a Stockholder shall not be deemed to make, effect, initiate, cause or participate in any Company Acquisition Transaction under clause (ii) of this Section 3.1.1(a) or any solicitation of proxies under clause (iii) of this Section 3.1.1(a) solely by reason of a Stockholder voting its Voting Shares in compliance with Section 2.1; and (2) a Stockholder shall not be deemed to make, effect, initiate, cause or participate in any solicitation of proxies under clause (iii) of this Section 3.1.1(a) solely by reason of any solicitation of a proxy, agreement or understanding from another Stockholder regarding the voting of the Voting Shares in compliance with Section 2.1;

(b)           nominate or seek to nominate any person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company;

(c)           take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in subsection (a) of this Section 3.1.1;

(d)           request or propose that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section 3.1.1, including this Section 3.1.1(d); or

(e)           agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in subsections (a), (b), (c) or (d) of this Section 3.1.1.

Notwithstanding the foregoing provisions of this Section 3.1.1, a Stockholder may acquire additional shares of Company Stock (“Additional Shares”) as long as (i) the collective beneficial ownership (as determined by Rule 13d-3 under the Exchange Act) of the Stockholders as a group does not exceed 19.99% of the outstanding Company Stock at the time of the acquisition of the Additional Shares and (ii) the Stockholders have complied with and are in compliance with all of the provisions of this Agreement at all times prior to and as of the acquisition of any Additional Shares.

Notwithstanding the provisions of Section 3.1.1(a)(ii), in the event any Person shall have commenced a tender offer constituting a Company Acquisition Transaction, a Stockholder shall not be deemed to violate Section 3.1.1(a) by tendering shares of Company Stock in such tender offer if the Board has recommended in a Schedule 14D-9 or similar document filed with the SEC with respect to such tender offer that the Company’s stockholders accept such tender offer.

Notwithstanding the provisions of Sections 3.1.1(a) and 3.1.1(b), a Stockholder shall not be deemed to be in breach of Section 3.1.1 solely by reason of a Stockholder voting its non-Voting Shares (or soliciting a proxy, agreement or understanding from another Stockholder regarding the voting of its non-Voting Shares) as long as (i) no Stockholder nor any Affiliate or Associate of any Stockholder has otherwise engaged in any actions prohibited by this Section 3.1.1, (ii) no Stockholder nor any Affiliate or Associate of any Stockholder is at such time otherwise in breach of this Agreement and (iii) no Stockholder is a member of any group (within the meaning of Exchange Act Rule 13d-5(b)) that includes any non-Stockholders which is engaging in any activity described under Section 3.1.1(a) or (b) at any time during the term of this Agreement.

3.1.2       Unless and until this Agreement is terminated pursuant to Section 6, none of the Stockholders will, in any manner, directly or indirectly (except (x) pursuant to a negotiated transaction approved by the Board or (y) as may otherwise be approved by the Board), take or permit any of its Affiliates or Associates to take any of the following actions:

(a)           become a member of a group (within the meaning of Exchange Act Rule 13d-5(b)) that includes any non-Stockholders which engages in any activity referred to in subsections (a), (b), (c) or (d) of Section 3.1.1;

(b)           assist, induce or encourage any other Person to take any action referred to in subsections (a), (b), (c) or (d) of Section 3.1.1; or

(c)           enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in subsections (a), (b), (c) or (d) of Section 3.1.1.

3.2          No Other Proxy.  Each Stockholder represents and covenants that, except for the proxy granted in Section 2.2 or any proxy granted by the Stockholder to the Board, the Company or any officer thereof, and except as contemplated by this Agreement: (a) Stockholder shall not, during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 6, grant or permit to be granted any proxy or power of attorney, or deposit or permit to be deposited any Voting Shares into a voting trust or enter into a voting agreement or other arrangement, with respect to the voting of the Voting Shares (each a “Voting Proxy”), and (b) Stockholder has not granted, entered into or otherwise created or permitted to be created any Voting Proxy affecting any Voting Shares which is currently (or which will hereafter become) effective, and if any such Voting Proxy has been created, such Voting Proxy is hereby revoked.

3.3          Notification of Beneficial Ownership.  The Stockholders understand and agree that their obligations to maintain beneficial ownership of less than 20% of the outstanding shares of Common Stock and to provide the Company with the right and power to vote the Voting Shares at all times are material conditions to the Company’s willingness to enter into this Agreement and to except the Stockholders from the 15% ownership limitation under the Rights Agreement.  Accordingly, each Stockholder agrees: (a) to file correct and complete Schedules 13D, 13G and 13F and Forms 3 and 4 with respect to the Company from time to time as required by the rules and regulations promulgated by the SEC under the Exchange Act; and (b) upon request by the Company, to certify to the Company the number of Shares and Voting Shares owned by such Stockholder and its Affiliates and Associates as of the record date for any meeting at which the stockholders of the Company are entitled to vote (or the record date for giving written consent regarding any matter for which such consents are solicited by the Company); and to furnish such certification by no later than the third business day following such record date.

3.4          Delivery of Proxy.  In the event any Stockholder (or any of its Affiliates or Associates) beneficially owns at any time any Shares through a DTC participant or any other record holder (excluding DTC and its nominees) other than Artis Broker, the Stockholders shall promptly deliver to the Company a Proxy duly executed by such record holder with respect to such Shares.

4.             REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.  Each Stockholder hereby makes the following representations and warranties, jointly and severally with each of the other Stockholders:

4.1          Authority; Validity.  The Stockholder has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder. If this Agreement is being executed in a representative or fiduciary capacity with respect to the Stockholder, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

4.2          Validity of Proxies.  All of the Shares beneficially owned by such Stockholder (a) are held through Artis Broker, which in turn has deposited the Shares with, and holds the Shares through, DTC as a DTC Participant, or (b) are registered in the name of the Stockholder.  Either the Stockholder or Artis Broker is record holder of the Shares.

4.3          Non-Contravention.  The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, contravene, conflict with, or result in any violation of, breach of, or default by (with or without notice or lapse of time, or both) the Stockholder under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any encumbrance upon any of the properties or assets of the Stockholder under, any provision of (a) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Stockholder or to which the Stockholder is a party, or (b) any judgment, order, decree, statute, law, ordinance, injunction, rule or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets, other than any such conflicts, violations, defaults, rights, or encumbrances that, individually or in the aggregate, would not impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby.

4.4          Litigation.  As of the date hereof, there is no action pending, or to the knowledge of the Stockholder, threatened with respect to the Stockholder’s ownership of the Shares, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding which would prevent the carrying out by the Stockholder of his, her or its obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

4.5          Title.  As of the date hereof, the Stockholders (together with their Affiliates and Associates) collectively are deemed to beneficially own the Shares indicated on the signature page hereto. On and as of the date hereof, the Shares are free and clear of any encumbrances that, individually or in the aggregate, would impair the ability of the Stockholders to perform the Stockholders’ obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby. As of the date hereof, the number of Shares set forth on the signature page hereto are the only Shares beneficially owned by the Stockholders (together with their Affiliates and Associates) or over which the Stockholders (together with their Affiliates and Associates) exercise sole or shared voting power.

4.6          Investment Purpose.  The Shares have been acquired solely for investment purposes and were not acquired for the purpose or with the intention of causing the Stockholders (whether collectively or individually) to become an Acquiring Person.  As of the date hereof, and at all times while this Agreement is in effect, the Stockholders collectively represent that the Stockholders (together with their Affiliates and Associates): (a) have acquired the Shares set forth on the signature page hereto in the ordinary course of their respective businesses, (b) have not acquired the Shares with the purpose or the effect of changing or influencing the control of the Company, and (c) have not acquired the Shares in connection with or as a participant in any transaction having such purpose or effect. The Stockholders further collectively represent that, to the extent that they (or any of them individually) acquire any additional Shares on the date hereof or at any time following the date hereof until this Agreement terminates pursuant to Section 6, such acquisition of Shares (x) will not be made with the purpose or the effect of changing or influencing the control of the Company, and (y) will not be made in connection with (and none of the Stockholders will be a participant in) any transaction having such purpose or effect.

4.7          Compliance with Laws.  None of the Stockholders nor any of their Affiliates or Associates is in material violation of or default under any United States federal or state securities law.  Without limiting the foregoing, the Stockholders and their Affiliates and Associates have filed Schedules 13D, 13G and 13F and Forms 3 and 4 with respect to the Company as required by the rules and regulations promulgated by the SEC under the Exchange Act.

5.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to each Stockholder that:

5.1          Authority; Validity.  The Company has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company. If this Agreement is being executed in a representative or fiduciary capacity with respect to the Company, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

5.2          Non-Contravention.  The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) require the Company to obtain the consent or approval of any governmental entity, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on the Company or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Company or pursuant to which any of its assets are bound, or (d) violate any other material agreement to which the Company or any of its Subsidiaries is a party.

6.             EFFECTIVENESS; TERMINATION; SURVIVAL.

6.1          Effectiveness.  This Agreement shall become effective upon its execution by each of the Stockholders and the Company.

6.2          Termination.

6.2.1       This Agreement, and the obligations of the Stockholders hereunder, including, without limitation, the Stockholders’ obligations under Section 2 and Section 3 shall terminate: (a) at any time by written consent of each of the Stockholders and the Company, (b) automatically without any further action of the parties hereto, upon the termination of the Rights Agreement whether by the Board or upon its own terms, and (c) automatically without any further action by the parties hereto, upon the occurrence of (x) the delivery to the Company of a certification executed by an authorized officer of each of the Stockholders, certifying that the Stockholders (together with their Affiliates and Associates) collectively have the power to vote or to direct the vote of less than five percent of the then-outstanding shares of Common Stock, or (y) the filing by the Stockholders (together with their Affiliates and Associates) of a Schedule 13D or Schedule 13G (or amendment thereto, as applicable) with the SEC evidencing that they collectively beneficially own less than five percent of the then-outstanding shares of Common Stock.

6.2.2       The Company may terminate this Agreement at any time following the breach of any representation, warranty or covenant in this Agreement by any Stockholder, provided the Company has given such Stockholder notice of such breach and such Stockholder has not cured such breach within ten days of receiving such notice.

6.3          Survival.  Section 7.2, Section 9, Section 10 and Section 11 shall survive the termination of this Agreement for any reason.

7.             RIGHTS AGREEMENT AMENDMENT.

7.1          During the term of this Agreement, the Company agrees to adopt and maintain an amendment to the Rights Agreement in order to expressly exclude the Stockholders and any of their Affiliates and Associates from the definition of Acquiring Person.

7.2          Notwithstanding Section 7.1, the Stockholders agree that, in the event of (a) the breach by any Stockholder of any provision of this Agreement (and fails to cure such breach as provided in Section 6.2.2) or (b) the termination of this Agreement, the Company shall have no further obligation to expressly exclude the Stockholders and their Affiliates and Associates from the definition of Acquiring Person under the Rights Agreement and may, in its sole discretion, amend the Rights Agreement in order to remove such exclusion and otherwise take such action as may be necessary or appropriate in order to cause the distribution of rights under the Rights Agreement on account of the Stockholders’ beneficial ownership of 15% or more of the outstanding shares of Common Stock.

8.             ADDITIONAL STOCKHOLDERS.  If, during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 6, any Affiliate or Associate of any of the Stockholders that is not already a party hereto becomes the beneficial owner of any shares of the Common Stock, then the Stockholders shall cause such Affiliate or Associate to become a party to this Agreement through the execution and delivery of a joinder agreement pursuant to which such Affiliate or Associate shall agree to be bound by and subject to the terms and conditions of this Agreement as a “Stockholder,” and the shares of Common Stock acquired by such person shall be deemed “Shares” for all purposes of this Agreement.

9.             FURTHER ASSURANCES.  Subject to the terms of this Agreement, from time to time, each Stockholder shall execute and deliver such additional documents and use commercially reasonable efforts to take, or cause to be taken, all such further actions, and to do or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

10.          MISCELLANEOUS.

10.1        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.2        Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other parties.

10.3        Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

10.4        Specific Performance; Injunctive Relief.  The parties hereto acknowledge that parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available upon any such violation, each party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity and each party hereby irrevocably and unconditionally waives any objection to the other parties seeking so to enforce such covenants and agreements by specific performance, injunctive relief and other means.

10.5        Attorney’s Fees.  If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party’s costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

10.6        Notices.  Unless otherwise specified herein, all notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given, (a) on the date received, if personally delivered or sent by facsimile or electronic transmission during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one (1) business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service, or (d) five (5) business days after being sent by registered or certified mail. All communications shall be sent to the address as set forth on the signature pages hereof or at such other address for a party as shall be specified by like notice.

10.7        Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in the State of Delaware (or, if such courts lack jurisdiction, the appropriate Delaware state courts) for any actions, suits or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. certified mail shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the United States of America located in the State of Delaware (or, if such courts lack jurisdiction, the appropriate Delaware state courts) and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

10.8        Entire Agreement.  This Agreement and the Proxy granted hereunder constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

10.9        Counterparts.  This Agreement may be executed in counterparts and may be delivered by email, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10      Captions.  The captions to sections of this Agreement have been inserted only for identification and reference purposes and shall not be used to construe or interpret this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

MOSYS, INC.

By:	/s/ James Sullivan

Name:	James Sullivan

Title:	Chief Financial Officer

Address:	MoSys, Inc.
3301 Olcott Street
Santa Clara, California 95054
Attn: Chief Financial Officer
Facsimile:
E-mail:

STOCKHOLDERS:

Artis Capital Management, L.P.

By:	Artis Capital Management, Inc.
Its:	General Partner

By:	/s/ Todd Moodey
Name:	Todd Moodey
Title:	Chief Operating Officer

Artis Capital Management, Inc.

By:	/s/ Todd Moodey
Name:	Todd Moodey
Title:	Chief Operating Officer

Artis Partners, L.P.
Artis Partners 2X, L.P.
Artis Partners (Institutional), L.P.
Artis Partners 2X (Institutional), L.P.
Artis Aggressive Growth, L.P.

By: Artis Capital Management, L.P.,
General Partner for Each Fund

By: /s/ Todd Moodey
Name: Todd Moodey
Title: Chief Operating Officer

Artis Partners Ltd.
Artis Partners 2X Ltd.
Artis Aggressive Growth Master Fund, L.P.

By:	Artis Capital Management, L.P.,
Investment Adviser for Each Fund
By:	/s/ Todd Moodey
Name:	Todd Moodey
Title:	Chief Operating Officer

Artis Aggressive Growth, Ltd.
Artis Aggressive Growth (Institutional), L.P.

By:	Artis Capital Management, L.P., its
General Partner

By:	/s/ Todd Moodey
Name:	Todd Moodey
Title:	Chief Operating Officer

Artis Capital GP, LLC

By:	Artis Capital Management, L.P., its
Sole Member

By:	/s/ Todd Moodey
Name:	Todd Moodey
Title:	Chief Operating Officer

/s/ Stuart L. Peterson
Stuart L. Peterson

Number of Shares Collectively Beneficially Owned by the Stockholders, their Affiliates and Associates as of the date of this Agreement: